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                                                                EXHIBIT 10.35



September 12, 1996


Mr. Michael Viner
Ms. Deborah Raffin
c/o Dove Audio, Inc.
8955 Beverly Boulevard
West Hollywood, CA 90048

Dear Mr. Viner and Ms. Raffin,

As an accommodation to Dove Audio, Inc., a California corporation ("Dove" or "the Company"), you have recently provided or agreed to provide your personal guarantee (collectively, the "Guarantees") of certain obligations of the Company, namely certain obligations (the "Bank Obligations") of or guaranteed by the Company to Sanwa Bank California and certain obligations (the "Wilde Obligations") of the Company and/or its subsidiary to Samuelson Entertainment Limited ("SEL") or its assignees in connection with the financing of the production of the feature film presently entitled "Wilde." The Company acknowledges that you have no obligation to the Company to provide any of the Guarantees, that your providing the Guarantees has substantial value to the Company, in order, among other things, to avoid material potential defaults by the Company and in consideration of your providing (or agreeing with any third party to provide) any Guarantee, the Company agrees as follows:

         (1) Company hereby grants to you a security interest in and to all of the Company's Equipment, Inventory, Accounts and Contract Rights, General Intangibles, Chattel Paper and Documents, Monies and other Property (the "Security Interest") in the amount of your total liabilities under the Guarantees. This Security Interest shall be a continuing lien on all of the aforementioned property and assets, including all proceeds from such property and assets, until such time as all of your obligations under the Guaranties are fully, finally and completely exonerated. Company agrees to execute a standard security agreement, UCC Financing Statements and all other documents necessary to carry out the purpose of this paragraph.

         (2) Dove hereby agrees that any consideration received by you from any third party unaffiliated with Dove in connection with the Guarantee does not constitute a corporate opportunity and may be indefeasibly retained by you.


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         (3)      If, at any time during the next three years, Dove or any of its subsidiaries desire to sell, assign or transfer any asset outside of the ordinary course of business to any person (excluding Dove or any of its subsidiaries and any bona fide grant of a security interest to third party financial institutions in connection with the providing a line of credit to Dove), Dove shall notify you of the identity of the proposed purchaser, the price and other terms and conditions of sale and give Michael Viner, in the first instance, and Deborah Raffin, secondarily if Michael Viner shall not so elect, the right to buy such assets at the same price, terms and conditions as Dove is willing to accept from such third party. You shall have 30 days from the giving of such notice in which to elect, by written notice to Dove, to purchase such assets on such basis, and 30 days after giving notice of such election to purchase in which to consummate such purchase (subject to extension in the event there are delays due to third-party or governmental consents required to be obtained by the Company) to consummate such purchase. If you do not elect to so purchase or fail to consummate the purchase within the time period provided for herein, Dove may then sell such assets to the third party on the basis offered within 90 days of the date notice of the proposed sale was given to you.

         (4) (a) Upon the occurrence and during the continuation of an Event of Default (as hereinafter defined), or at any time after demand has been made under any of the Guarantees, you may, but shall not be obligated to, by written notice to the Company, direct the Company to pay (and the Company agrees that upon receipt of such notice it will pay) to you (x) all amounts paid by you under any of the Guarantees and (y) such additional amount, to be held as cash security in a cash collateral account, equal to the maximum amount of the Guarantees. Such cash security shall at all times be free and clear of all rights or claims of third parties. The cash collateral account shall be maintained in Dove's name but under your sole dominion and control and Dove hereby pledges, and grants a security interest in, such account and all amounts from time to time held therein to you as security for all the obligations, contingent or otherwise, of Dove to you hereunder or in respect of the Guarantees. Dove and you agree to take such further action and execute such documents as may be reasonably requested by you to confirm the intent of this provision. If at any time any amount shall have been paid under or in respect of the Guarantees and shall not have been repaid in full immediately upon demand, then notwithstanding any other provision herein, you may, in your sole discretion, but shall not be obligated to, apply all amounts then on deposit in the cash collateral account, in such priority as you may elect, toward the payment in full of any or all of the Company's obligations secured thereby.

         (b) As used herein, the term "Event of Default" shall mean (i) Dove shall fail to make any payment required to be made by it or perform any obligation required to be performed by it under or in respect of the Guarantees, the Bank Obligations or the Wilde Obligations; (ii) an "event of default" or "default" shall occur and be continuing under any bank line of credit entered into or guaranteed by the


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                  Company; (iii) an "Event" (as defined in the Company's 1994
                  Stock Incentive Plan as in effect on the date hereof) shall have occurred, or (iv) you shall no longer be Chief Executive Officer of the Company (in the case of Michael Viner) or as an officer of the Company (in the case of Deborah Raffin) unless you shall have consented to your successor.

         (c) In the event you elect to terminate your employment agreement pursuant to Section 4.01 thereof (which permits you to terminate such agreement, with or without cause, upon delivery of 30 days' written notice of termination) within twelve months of the occurrence of an "Event" or a "Material Breach" by the Company (which shall consist of failure or refusal by the Company to comply with a material term of such employment agreement, such as but not limited to your right to be Chief Executive Officer (in the case of Michael Viner) and a member of the Board of Directors of the Company (in the case of Deborah Raffin), and in both cases, a member of the Board of Directors of the Company, the Company shall for the remainder of the Employment Period, pay to you the base compensation, health insurance, life insurance, automobile allowance and other benefits that you would have earned during such period. Upon any such termination, you will be free to establish, invest, or be employed by any business, whether or not in competition with the Company. Should any payments from the Company to you, in whatever form, made either hereunder or under any other plan or arrangement (the "Payment"), be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code or any successor or similar provision thereto, or comparable state or local tax laws (an "Excise Tax"), the Company shall pay you additional compensation equal to the amount of the Excise Tax calculated with respect to the Payment (but without any gross-up for any additional taxes to which you are subject based on such additional compensation).

                                Very truly yours,

                                DOVE AUDIO, INC.


                                By: /s/ STEVEN SOLOWAY
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                                    Steven A. Soloway
                                    Executive Vice President, General Counsel



                             Accepted and Agreed To:


/s/ Michael Viner                             /s/ Deborah Raffin
---------------------------------             ----------------------------------
Michael Viner                                 Deborah Raffin


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